EXHIBIT 99.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH NOTE UNDER SUCH ACT OR SUCH LAWS, OR UNLESS PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH ACT OR SUCH LAWS.



                                PROMISSORY NOTE
                                 (this "Note")




U.S. $1,700,000.00                                             APRIL 10, 1998


         FOR VALUE RECEIVED, SOLDER STATION-ONE, INC., a California corporation, and SS ACQUISITION CORPORATION, a California corporation (collectively, "Borrower"), each jointly and severally hereby promises to pay to the order of ODILON CARDENAS AND ENEDINA CARDENAS ("Holders"), individuals residing in California, the principal amount of U.S. One Million Seven Hundred Thousand Dollars (U.S. $1,700,000.00) (the "Principal"), together with the interest on all unpaid principal or other obligations hereunder, pursuant to the terms and conditions hereof.

1. Payment of Principal. The Principal shall be due and payable semiannually in four (4) installments, three (3) of which shall be Four Hundred Thousand Dollars ($400,000.00), and the last of which shall be Five Hundred Thousand Dollars ($500,000.00). The first installment shall be due and payable eighteen (18) months from the Closing Date (as defined in the Agreement and Plan of Reorganization dated as of April 10, 1998 among Solder Station-One, Inc., Holders, Heartland Technology, Inc. ("Heartland"), and SS Acquisition Corporation (the "Purchase Agreement")), and each subsequent installment shall be due and payable every six (6) months after the initial payment. Borrower may, at any time and from time to time, without premium or penalty, prepay all or any portion of the outstanding Principal provided that partial prepayments shall be in the aggregate amount of not less than Five Thousand Dollars ($5,000.00) or whole multiples in excess thereof.

2. Interest. Interest (computed on the basis of a 360-day year of twelve 30-day months) shall accrue at the rate of eight percent (8%) per annum from the date hereof. Accrued interest shall be paid on the last day of each calendar quarter in arrears commencing on June 30, 1998.

3. Payment Methods. All payments of the Principal and interest hereunder shall be payable in lawful money of the United States of America to Holders at the location designated from time to time by Holders pursuant to Section 11 hereof in immediately available funds by wire transfer to a bank account designated in writing by Holders to Borrower on or within ten (10) days prior to the due date. If any payment of Principal or interest on this Note shall become due on a Saturday, Sunday or a bank or legal holiday, such payment shall be made on the next succeeding business day.

4. Events of Defaults. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

         (a) Borrower defaults in payment of any Principal or interest accrued thereon, when due and payable pursuant to the terms hereof and such defaults continue for a period thirty (30) days thereafter without cure; or

         (b) Borrower, pursuant to the United States Bankruptcy Code or any state or foreign bankruptcy or insolvency law: (1) commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case or to the appointment of a trustee, receiver or custodian for all or substantially all of its assets or makes a general assignment for the benefit of its creditors; or (2) an involuntary case is commenced against Borrower in a court of competent jurisdiction and such case is not dismissed within ninety
(90) days; or

         (c) Borrower materially defaults in the performance of any other covenant, term or provision of this Note, or any representation made in this
Note is or becomes untrue, and such default continues for a period of thirty
(30) days after receipt by Borrower of written notice from Holders without cure; or

         (d) Borrower fails to maintain a Debt Service Coverage Ratio (within the meaning assigned to that term in the Loan and Security Agreement dated April 10, 1998 among LASALLE NATIONAL BANK and Borrower (the "Loan Agreement") of greater than 1.35:1 or such greater ratio as may be required under any other loan agreement of the Borrower in effect from time to time; provided that any such failure causes Borrower's failure to make a payment under this Note when such payment becomes due; or

         (e) The declaration of an "Event of Default" (within the meaning assigned to that term in the Loan Agreement) or an event of default under any other loan agreement of the Borrower in effect from time to time, subject in each case to any applicable grace period; provided that such an Event of Default under the Loan Agreement or such event of default under such other loan agreement causes Borrower's failure to make a payment under this Note when such payment becomes due or causes such payment to be disgorged.

         (f) Borrower or any creditor or any shareholder of Borrower, pursuant to Chapter 5 of the California General Corporation Law or any statute prohibiting distributions to shareholders or fraudulent conveyances, commences an action against Holder; provided that if such action is commenced against Holder by a creditor, it shall not constitute a default unless and until Borrower shall have failed to defend such action or shall have not prevailed in defending such action.

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         (g) Borrower fails to perform any of its material obligations under the
Agreement Regarding Payment of Creditors dated April 10, 1998 among Borrower, Heartland Technology, Inc., Solder Station-One, Inc., Odilon Cardenas and
Enedina A. Cardenas, and a creditor commences an action against Borrower in a court of competent jurisdiction arising out of such Borrower's non-performance and Heartland fails to cure such non-performance within ninety (90) days after its receipt of written notice of such action; provided that such action shall not constitute a default unless and until Borrower shall have failed to defend such action or shall have not prevailed in defending such action.

5. Consequences of Default. Upon the occurrence of an Event of Default and such Event of Default continues for thirty (30) days after Borrower's receipt of written notice without cure, the entire amount then owing on this Note shall, at the option of, and upon written notice from, Holders and, if not already due and payable, become immediately due and payable. Upon the occurrence of an Event of Default specified in Section 4(b), the entire amount then owing on this Note shall become immediately due and payable without the necessity of any action by Holders.

6. Nature of Note. This Note is an absolute and unconditional obligation of Borrower made in connection with the Purchase Agreement. This Note is an unsecured promissory note to be issued in favor of Holders by Borrower as referred to in the Purchase Agreement. This Note is not subject to any counterclaims, defenses, or offset now existing or hereafter arising based on the Purchase Agreement or any Transaction Documents or otherwise.

7. Subordination. Holders acknowledge that this Note is subordinated to the Loan Agreement pursuant to the Subordination Agreement dated April 10, 1998 among LaSalle National Bank, Odilon Cardenas and Enedina Cardenas (the "Subordination Agreement"). The parties hereto acknowledge that this Note is guaranteed pursuant to the terms of the Guaranty dated as of April 10, 1998 between Holders and Heartland (the "Guaranty"). Holders also acknowledge that the Guaranty is subordinated to certain notes that Guarantor has made in favor of Peter VanHeusden pursuant to the terms of the Guaranty.

8. Waiver. To the extent permitted by law, Borrower hereby waives demand, presentment, protest and notice of non-payment is hereby waived by Borrower. No waiver of any right or remedy shall be effective unless made in writing and signed by the waiving party, nor shall a waiver on one or more occasions be construed as a waiver of any such right or remedy or any other right or remedy on any future occasion.

9. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California, without giving effect to provisions thereof regarding conflict of laws. Each party hereby consents and submits to the personal jurisdiction of the United States and state courts of the State of California, and expressly agrees that the venue for any action arising under this Note shall be the appropriate United States federal court sitting within the Central District of California and the state court sitting in Orange County. Each party hereby irrevocably waives any objection which such party now or hereafter may have to the laying of venue for any action or proceeding arising out of or relating to this

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
Note brought in the United States District Court for the Central District sitting in Orange County or a state court of the State of California sitting in Orange County and any objection on the grounds that any such action or proceeding in either of such courts has been brought in an inconvenient forum. The Borrower and Heartland agree that this Note is made, delivered and to be performed in Orange County, California.

10. Assignment. Holders may not assign any of its rights hereunder without the prior written consent of the Borrower. This Note shall be binding and inure to the benefit of the Borrower, the Holder and their respective successors and assigns.

11. Amendment and Modification. This Note shall not be amended or modified without the prior written approval of the parties hereto.

12. Severability. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

13. Notice. Any notice or other communication (including payment) required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or upon receipt if deposited in the United States mail for mailing by registered, certified or express mail with return receipt requested, postage prepaid, or by an internationally recognized overnight courier, to the addresses as follows:

         Borrower:                  Solder Station-One, Inc.
                                    2231 W. Cape Cod Way
                                    Santa Ana, California 92703
                                    Attn: Chief Executive Officer

         with a copy to:            Heartland Technology, Inc.
                                    547 West Jackson Boulevard, Suite 1510
                                    Chicago, Illinois 60061
                                    Attn: Lawrence Adelson,
                                    Vice President & General Counsel

         Holders:                   Odilon Cardenas
                                    pursuant to written designation provided upon execution hereof

         with a copy to:            Stradling, Yocca, Carlson & Rauth P.C.
                                    660 Newport Center Drive, Suite 1600
                                    Newport Beach, California  92660-6441
                                    Attn:   Nicholas J. Yocca


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

Each of the above addressees may change its address for purposes of this Section by giving the other addressee notice in conformity with this paragraph of such new address.

14.      Covenants.

         (a) Affirmative Covenants. So long as the Note shall be outstanding, the Borrower shall, and will cause each subsidiary to, at all times in good faith:

                  (i)  assist in carrying out all those terms of the Note;

                  (ii) cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses and permits from government agencies necessary for the conduct of its business except where the failure to so maintain, preserve or renew would not have a material adverse effect on its business or financial condition;

                  (iii) pay and discharge, when payable, all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each before the same become delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid might by law become a lien upon any of its property and would have a material adverse effect on its business and financial conditions, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves, determined in accordance with generally accepted accounting principles, have been set aside on its books with respect thereto;

                  (iv) comply with all applicable laws, rules and regulations of all foreign and domestic governmental and regulatory authorities, the violation of which would have a material adverse effect upon its businesses or financial condition;

                  (v) continue in force, with good and responsible insurance companies, adequate insurance covering risks of such types and in such amounts as are customary for other companies engaged in similar lines of business, the failure to so continue would have a material adverse effect on its business and financial conditions;

                  (vi) maintain a system of accounting established and administered in accordance with GAAP consistently followed, and set aside on its books and cause each of its operating Subsidiaries to set aside on its books all such proper reserves as shall be required by GAAP;

                  (vii) maintain a Debt Service Coverage Ratio (within the meaning assigned to that term in the Loan Agreement) of not less than 1.35:1 or such greater ratio as may be required under any other loan agreement of the Borrower or a subsidiary in effect from time to time to the extent the failure to so maintain causes Borrower to fail to make payments under this Note when such payments become due;


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

                  (viii) indemnify, defend and hold harmless Holders for any claim, demand, obligation, loss, cost, expense, lien or judgment, arising from the Subordination Agreement except to the extent that either Odilon Cardenas or Enedina Cardenas' knowing and willful non-compliance with the Subordination Agreement after specific notice and opportunity to cure within ninety (90) days; and

                  (ix) maintain and keep its material properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its business may be properly conducted at all times, all to the extent consistent with ordinary past practices.

         (b) Negative Covenants. Until such time as all principal and interests under the Note has been paid in full, the Borrower shall not, and will not permit any subsidiary to, without the prior written consent of the Founder, which consent will not be unreasonably withheld:

                  (i) transfer or otherwise convey in any transaction or series of related transactions all or substantially all of its properties (or any subsidiary if such conveyance would involve a substantial portion of the assets of the subsidiary) and assets to any other person, or consolidate with or merge into any other corporation or entity or permit any corporation or entity to consolidate with or merge into it, except with or into a wholly-owned subsidiary or where the successor corporation will immediately thereafter have a net worth of at least the greater of Five Million Dollars ($5,000,000.00) or the net worth of Borrower immediately prior to such transaction and expressly assumes the obligations under this Note; and

                  (ii) enter into any agreement which prohibits Borrower from making the payment of the Note.

Dated as of the date first written above.

SOLDER STATION-ONE, INC.,
a California corporation



By: /s/ Odilon Cardenas

Its:  President

By:

Its:



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


SS ACQUISITION CORPORATION


By: /s/ Edwin Jacobson

Its:  President

By:  /s/ Lawrence Adelson

Its:  Vice President

ACCEPTED:


/s/ Odilon Cardenas

Odilon Cardenas


/s/ Enedina Cardenas

Enedina Cardenas


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